UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FAR EAST ENERGY CORPORATION

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Far East Energy Corporation Achieves Continuous Gas Flow from a Second Horizontal Well;

China Operations on Track

Company Will Host Conference Call to Discuss Operational Developments

Houston, Texas – October 9, 2006 – Far East Energy Corporation (OTC BB:FEEC) announced today that it has successfully achieved continuous gas flow in its third horizontal well, the FCC HZ03, in the Shouyang Block of its Shanxi Province Project in China. The Company said additional production data will be needed to project a peak gas production rate. FCC HZ03 is the second well in Shouyang Block to provide continuous gas flow. Similar initial gas flow was announced for the FCC HZ01 well in May 2006.

“The ongoing well data from this first set of wells in the Shouyang Block is beyond our expectations,” said Michael McElwrath, CEO and President of Far East Energy. “We have seen the high gas content that we anticipated, but the permeability appears to be much higher than expected.”

McElwrath added, “As CBM experts know, high permeability is a desirable quality for long-term gas production. Although it requires a longer period of dewatering, high permeability in conjunction with high gas content and sufficient pressure generally results in higher gas production rates sustainable over a longer period of time. Based upon our preliminary data, we believe that wells drilled in this high permeability/high gas area should yield strong results.”

Conference Call Details

Michael R. McElwrath, CEO, will host a conference call Tuesday, October 17, 2006 at 11:00 am ET / 10:00 am CT. On this call the Company will further discuss these operational updates. To access the conference call, investors should dial (877) 704-5391 in the United States or (913) 312-1301 for international callers. The passcode for both U.S. and international callers is 5492679.

FCC HZ04

Far East Energy began drilling its fourth horizontal well, FCC HZ04 in the Shouyang Block of its Shanxi Province project in early September 2006. The Company has determined that FCC HZ04 should be drilled to approximately 800 meters in the coal seam, based on experience with the first three horizontal wells. Far East Energy believes that the high permeability (20 to 100 millidarcies) and gas content (450 to 600 standard cubic feet per ton of coal) indicated in the No. 15 coal seam should make significant gas production possible with shorter horizontal laterals. FCC HZ04 is being drilled adjacent to the FCC HZ01 and FCC HZ03 wells in order to speed up dewatering of earlier wells. Far East Energy anticipates this fourth horizontal well may produce gas flow commensurate with the preliminary indications of high gas content and permeability measured in the Company’s early wells.

Qinnan Block

Far East Energy has acquired 20 to 25 kilometers of 2D seismic data in the Qinnan Block of the Shanxi Province project. The data is being processed and the Company expects to drill a slim hole with the objective of identifying the optimum location in the Qinnan Block for a future horizontal well in the No. 3 coal seam, which appears to be thicker than other coal seams in the Qinnan Block and has been the target of significant drilling activity to the south by other operators.

Yunnan Project

The Company is finalizing the well plan to contract for the drilling of its first horizontal well in the Yunnan project, which it expects to begin later this year. As previously announced, the Company plans to drill this well, the FCY LC-03, to satisfy the exploration requirements of Phase II of the Enhong-Laochang Production Sharing Contract. That phase requires the drilling of a horizontal well with at least two radials in the well. This well will target the Nos. 7 and 8 coal seams, which in the Yunnan project acreage are thicker than other prospective coal seams.

China Acreage Overview

The Shouyang and Qinnan Blocks are part of the 4,280 square kilometer (1,057,650 acres) coalbed methane (CBM) project in Shanxi Province that Far East holds under farmouts from ConocoPhillips. Including its 1,073 square kilometer project in Yunnan Province, the coalbed methane concessions of Far East Energy contain a land mass slightly larger than the State of Delaware.

About Far East Energy

Based in Houston, Texas, with offices in Beijing, Kunming, and Taiyuan City, China, Far East Energy Corporation is focused on the acquisition of, and exploration for, coalbed methane in China through its agreements with ConocoPhillips and China United Coalbed Methane Company, Ltd. (CUCBM).

Far East Energy will file a proxy statement in connection with its 2006 annual meeting of stockholders. Far East Energy stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Far East Energy with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Far East Energy’s Internet website at www.fareastenergy.com or by writing to the Secretary of Far East Energy, 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated toll-free at 1-888-750-5834. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Far East Energy’s stockholders is available on Schedule 14A to be filed with the Securities and Exchange Commission on October 10, 2006.

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; risk and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; our lack of operating history; limited and potentially inadequate cash resources; expropriation and other risks associated with foreign operations; anticipated pipeline construction and transportation of gas; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services; environmental risks; changes in laws or regulations affecting our operations, as well as other risks described in our Annual Report on Form 10-K, Quarterly Reports filed on Form 10-Q, and subsequent filings with the Securities and Exchange Commission.

Contact:	Bill Conboy/Vice President
Bill@ctapr.com
Warren Laird/ Senior Account Executive
Warren@ctapr.com
CTA Public Relations
303-665-4200
Release No. 2006-08

INFORMATION REGARDING PARTICIPANTS

Far East Energy Corporation (“Far East Energy”), its directors and certain of its officers and employees may be deemed to be “participants” in a solicitation of proxies in connection with Far East Energy’s upcoming 2006 annual meeting of stockholders. Each of the directors, officers and employees of Far East Energy who may be deemed to be “participants” in the solicitation are listed below, together with the number of equity securities of Far East Energy beneficially owned by each of these persons as of October 1, 2006.

Name	Title	Shares of Common Stock Beneficially Owned (1)
John C. Mihm	Chairman of the Board 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	302,500
Michael R. McElwrath	Chief Executive Officer, President and Director 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	1,240,100
Jeffrey R. Brown	President – Far East Energy (Bermuda), Ltd., 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	240,000
Bruce N. Huff	Chief Financial Officer, Secretary and Treasurer, 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	525,000
Garry R. Ward	Senior Vice President, Engineering 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	390,000
Nancy I. Williams	Controller 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	69,000
Zhendong “Alex” Yang	Senior Vice President, Exploration and Production 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	640,000
Catherine Gay	Corporate Assistant 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	5,700
Donald A. Juckett	Director 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	4,155,500	(2)
Randall D. Keys	Director 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	380,550
Thomas E. Williams	Director 400 N. Sam Houston Pkwy. E., Suite 205, Houston, Texas 77060	308,000

(1)	The number of shares reflected as beneficially owned were determined based on Rule 13d-3 of the Securities Exchange Act of 1934, and accordingly, includes shares of common stock underlying warrants or stock options exercisable within 60 days of October 1, 2006. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)	Mr. Jawaharlal Gondi is the beneficial owner of 3,850,000 shares held by The Arthi Trust. Pursuant to a settlement agreement with Far East Energy, Mr. Gondi executed a proxy giving Donald A. Juckett voting power with respect to the shares of common stock then held by Mr. Gondi and The Arthi Trust. Mr. Gondi has subsequently sold the shares held by him individually, and only 3,850,000 shares are currently held by The Arthi Trust. Mr. Gondi retains investment power with respect to the 3,850,000 shares held by The Arthi Trust.

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Far East Energy will file a proxy statement in connection with its 2006 annual meeting of stockholders. Far East Energy stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Far East Energy with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Far East Energy’s Internet website at www.fareastenergy.com or by writing to the Secretary of Far East Energy, 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated toll-free at 1-888-750-5834.